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                                                                    Exhibit 10.6

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                               WGL HOLDINGS, INC.
                              WGL ACQUISITION CORP.

                         SECURITIES PURCHASE AGREEMENT

                        13.0% Senior Subordinated Notes
                             Shares of Common Stock

                            Dated as of July 10, 1997

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                                TABLE OF CONTENTS
                             (Not Part of Agreement)

PARAGRAPH   1.    AUTHORIZATION OF ISSUE OF SECURITIES .....................   1
PARAGRAPH   2.    PURCHASE AND SALE OF SECURITIES ..........................   2
PARAGRAPH   3.    CONDITIONS PRECEDENT .....................................   2
PARAGRAPH   4.    COVENANTS ................................................   5
PARAGRAPH   5.    REPRESENTATIONS AND WARRANTIES ...........................  10
PARAGRAPH   6.    REPRESENTATIONS AND AGREEMENT OF
                  THE PURCHASERS ...........................................  17
PARAGRAPH   7.    DEFINITIONS ..............................................  19
PARAGRAPH   8.    MISCELLANEOUS ............................................  22

Exhibits

Exhibit   A    - Form of Note
Exhibit   B    - Form of Registration and Anti-Dilution Agreement
Exhibit   C-1  - Certificate of Incorporation of each
                 of Holdings, Intermediate Holdings,
                 Acquisition, the Company and Wilson
Exhibit   C-2  - Shareholders' Agreements
Exhibit   D-1  - Closing Documents
Exhibit   D-2  - Form of Opinion of Counsel
Exhibit   E    - Form of Assumption Agreement
Exhibit   F    - Form of Note Registration Rights Agreement
Exhibit   G    - Confidential Information Memorandum


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                               WGL Holdings, Inc.
                              WGL Acquisition Corp.
                          Securities Purchase Agreement

Ladies and Gentlemen:

            The undersigned, WGL Acquisition Corp., a New York corporation ("Acquisition") to be merged with and into Wilson Greatbatch Ltd. ("Wilson" and, upon consummation of the Merger (as defined below), the "Company"), WGL Holdings, Inc., a Delaware corporation ("Holdings" and, together with the Company, the "Sellers"), hereby agree with the parties named on the signature pages hereto (collectively, the "Purchasers") as follows:

               PARAGRAPH 1. AUTHORIZATION OF ISSUE OF SECURITIES.

            lA. General. The Securities are being issued and sold in connection with the acquisition by Acquisition of all of the outstanding capital stock of Wilson and the merger of Acquisition (the "Merger") with and into Wilson, with Wilson as the surviving corporation. At the time the Merger is consummated (the "Effective Time"), the Company will be a direct wholly owned subsidiary of WGL Intermediate Holdings, Inc. ("Intermediate Holdings") and an indirect wholly owned subsidiary of Holdings. Capitalized terms used herein and not otherwise defined have the meanings specified in paragraph 7.

            lB. Authorization of Notes. Acquisition has authorized the issuance of its 13.0% Senior Subordinated Notes (the "Notes") in the aggregate principal amount of $25.0 million, to be dated the date of issuance thereof, to mature on July 1, 2007, and to be in the form of Exhibit A attached hereto. The term "Notes" as used in this agreement (the "Agreement") shall include the promissory notes delivered pursuant to this Agreement and each such promissory note delivered in substitution or exchange for any other Note pursuant to any such provision hereof, of such Note or of the Indenture governing such Note. The Notes will have the benefit of the Note Registration Rights Agreement.

            1C. Authorization of Shares. Holdings has authorized the issuance and delivery of an aggregate of 3,188,312 shares (the "Shares") of its Common Stock, par value tool per

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share (the "Common Stock"), constituting approximately 7% of the ownership of
Holdings, such shares having the rights, restrictions, privileges and preferences set forth in the Certificate of Incorporation of Holdings in the form of such certificate of Holdings which, along with the certificate of incorporation of Intermediate Holdings, the Company and Wilson, is attached hereto as Exhibit C-1 (the "Certificate of Incorporation") and being subject to the provisions of the agreement among certain shareholders (including the Purchasers as holders of the Shares) of Holdings and Holdings (the "Shareholders' Agreement") in the form of such agreement which, along with the two other agreements among Holdings and certain of its shareholders (the "Other Shareholders' Agreements" and together with the Shareholders' Agreement, the "Shareholders' Agreements"), is attached hereto as Exhibit C-2. The Shares will have the benefit of the registration and anti-dilution rights set forth in the Registration and Anti-Dilution Agreement.

            PARAGRAPH 2. PURCHASE AND SALE OF SECURITIES.

            2A. Purchase of Notes. Subject to and upon the terms and conditions herein set forth, each Purchaser agrees, severally and not jointly, to purchase from Acquisition Notes in the principal amounts and purchase prices set forth on the signature page hereto of such Purchaser on July 10, 1997 (the "Date of Closing")

            2B. Purchase of Shares. Subject to and upon the terms and conditions herein set forth, each Purchaser agrees, severally and not jointly, to purchase from Holdings the number of Shares (at a purchase price of $1.00 per Share) set forth on the signature page hereto of such Purchaser on the Date of Closing.

            2C. Purchase Price Allocation. Each of Holdings, Acquisition and the Purchasers agree to use the foregoing purchase prices as the issue prices for U.S. federal income tax purposes.

            PARAGRAPH 3. CONDITIONS PRECEDENT.

            3. Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Notes and Shares to be

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purchased by it is subject to the satisfaction of the following conditions:

            3A. Documents To Be Delivered. On or before the Date of Closing, the Purchasers shall have received all of the following, duly executed and delivered:

            (i) the Notes being purchased by each Purchaser in the name and denomination set forth on the signature page hereto of such Purchaser;

            (ii) the Shares being purchased by each Purchaser in the name and denomination set forth on the signature page hereto of such Purchaser;

            (iii) certificates of the Secretary and of the Chairman of the Board or President of each of Holdings and Acquisition, dated the Date of Closing, which shall contain the names and signatures of the officers of such Seller authorized to execute this Agreement and which shall certify to the truth, correctness and completeness of the following exhibits attached hereto as Exhibit D-l: (a) a copy of resolutions duly adopted by the Board of Directors of each of Holdings and Acquisition and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Transaction Documents delivered or to be delivered in connection herewith on the part of such Sellers and the consummation of the transactions contemplated herein and therein, (b) a copy of the charter documents of each of the Sellers and each of their subsidiaries and all amendments thereto, certified by the appropriate official of the state of organization, and (c) a copy of the bylaws of each of the Sellers and each of their subsidiaries in effect on the Date of Closing;

            (iv) The representations and warranties of each of Holdings and Acquisition contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Date of Closing as if made on and as of the Date of Closing; the statements of Holdings' and Acquisition's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Date of Closing; Holdings and Acquisition shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied

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      hereunder at or prior to the Date of Closing; and, there shall have been no event or events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or any development that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            (v) a certificate (or certificates) of the due formation, valid existence and good standing of each of the Sellers and their subsidiaries in its state of organization, issued by the appropriate authorities of such jurisdiction;

            (vi) a certificate of the president of each of the Sellers and their subsidiaries dated the Date of Closing, in which such officer certifies to the satisfaction of the conditions set out in subsections (i) and (ii) of paragraph 3B;

            (vii) a favorable opinion of each of Weil Gotshal & Manges and Davis Polk & Wardwell, counsel to Holdings and Acquisition and Wilson, dated the Date of Closing and substantially in the form set forth in Exhibit D-2, subject only to such qualifications, limitations or exceptions as may be acceptable to each of the Purchasers;

            (viii) a letter from Hodgson, Russ, Andrews, Woods & Goodyear, LLP allowing each of the Purchasers to rely, as if it had been addressed to such Purchaser, on the opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP delivered pursuant to Section 9.5 of the Stock Purchase Agreement; and

            (ix) certificates of Holdings', Intermediate Holdings', Acquisition's and Wilson's good standing and due qualification to do business, issued by appropriate officials in any states where each of Holdings', Intermediate Holdings', Acquisition's and Wilson's ownership or leasing of its properties or the conduct of its business requires such qualification.

            On or before the Date of Closing, the Purchasers and Cahill Gordon & Reindel, counsel for the Purchasers, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of each of Holdings, Acquisition, Wilson, the Company and their respective Subsidiaries as they shall reasonably request.

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            3B. Representations; No Default.

            (i) All representations and warranties made by each of the Sellers in this Agreement shall be true and correct on and as of the Date of Closing as if such representations and warranties had been made on and as of such date, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

            (ii) Each of the Sellers shall have performed and complied with all agreements and conditions required in this Agreement to be performed or complied with by it on or prior to the Date of Closing.

            3C. Purchase permitted By Applicable Laws. On the Date of Closing, the offer by Holdings and Acquisition of, and the purchase of and payment for, the Securities on the terms and conditions herein provided (including the use of the proceeds of the sale of such Securities by Holdings and Acquisition) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation U, G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject any purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

            3D. proceedings. On the Date of Closing, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers, and the purchasers shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

            3E. Obligations. Each of the Sellers shall have satisfied any other obligations to the Purchasers required to be paid or complied with by it on or prior to the Date of Closing.

            PARAGRAPH 4. COVENANTS.

            4. Covenants. To induce the Purchasers to enter into this Agreement and purchase the Securities, Holdings and

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Acquisition jointly and severally warrant, covenant and agree as follows:

            4A. Financial Information, Reports, Notices, etc. Holdings will, and will cause the Company to, furnish, or will cause to be furnished, to the Holders copies of the following financial statements, reports, notices and information, at the Sellers' expense:

            (i) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of Holdings, consolidated balance sheets of each of Holdings and the Company as of the end of such Fiscal Quarter and consolidated statements of operations and cash flow of each of Holdings and the Company for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of each of Holdings and the Company, respectively, in each case with prior period comparisons and a management's discussion and analysis of financial condition and results of operations;

            (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual review report for such Fiscal Year for each of Holdings and the Company, including therein consolidated balance sheets of each of Holdings and the Company as of the end of such Fiscal Year and consolidated statements of operations and cash flow of each of Holdings and the Company for such Fiscal Year, certified in a manner reasonably acceptable to the Holders by Price Waterhouse or other independent public accountants acceptable to the Holders together, in each case, with a management's discussion and analysis of financial condition and results of operations;

            (iii) promptly after (a) the sending or filing thereof, copies of all reports which Holdings, the Company or any of their Subsidiaries send to any lenders pursuant to the Credit Agreement and (b) the sending or filing thereof, all reports and registration statements which Holdings, the Company or any of their Subsidiaries file with the Securities and Exchange Commission or any national securities exchange; and

            (iv) such other information respecting the condition or operations, financial or otherwise, of each of Holdings and the Company as any Holder may reasonably request.

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In the event that, pursuant to the terms of the Notes, an indenture is qualified under the Trust Indenture Act of 1939 with respect to the Notes, the information required to be furnished pursuant to this Paragraph 4A shall be limited to information regarding Holdings and shall be provided pursuant hereto only to Holders of Shares.

            4B. Information Required by Rule 144A. Holdings will, and will cause the Company to, upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes or Shares. For the purpose of this paragraph 48, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act. At the request of holders of in excess of 25% of the aggregate principal amount of the Notes, Acquisition will use its best efforts to cause the Notes to be eligible for participation in the book-entry system of The Depository Trust Company.

            4C. Indemnity. Holdings and Acquisition, jointly and severally, agree and Holdings will cause Intermediate Holdings, jointly and severally with Holdings and Acquisition, to agree, to indemnify each of the Purchasers, as debtholders, shareholders, directors and officers of Acquisition and Holdings, as the case may be, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any of the Purchasers arising out of, resulting from or in any other way associated with the execution, delivery or performance of the Transaction Documents or such Purchaser's being a debtholder, shareholder, director or officer of Holdings or Acquisition. The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by such holder, provided only that no Purchaser shall be entitled under this paragraph to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by such Purchaser's willful misconduct. If any Person (including Holdings, Acquisition or any of their respective Affiliates) ever alleges such willful misconduct by a purchaser, the indemnifi-

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cation provided for in this paragraph shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misconduct. As used in this section the term "Purchaser" shall refer also to each director, officer, agent, attorney, employee, representative and Affiliate of such Purchaser.

            4D. Additional Interest On the Notes.

            (a) Acquisition and the Purchasers agree that the holders of Notes will suffer damages if Acquisition fails to fulfill its obligations under
Section 1 of the Note Registration Rights Agreement and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, Acquisition agrees to pay additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below:

            (i) if a registration statement relating to the Notes has not been filed on or prior to the date that is 45 days after the first written demand for the filing of such registration statement pursuant to Section 1(a) (1) of the Note Registration Rights Agreement (the "Required Filing Date"), then commencing on the day after the Required Filing Date, Additional Interest shall be accrued on the Notes at a rate of .50% per annum;

            (ii) if such registration statement is not declared effective on or prior to the date that is 45 days after the Required Filing Date, then commencing on the day after such date, Additional Interest shall be accrued on the Notes at a rate of 50% per annum; and

            (iii) if (A) such registration statement has been declared effective and ceases to be effective at any time during the period in which it is required to remain effective pursuant to Section 1(c) (2) of the Note Registration Rights Agreement or (B) a notice under Section 1(c) (7) with respect to such registration statement is effective or required to be effective at a time when the aggregate number of days in any 365-day period for which all such notices issued or required to be issued pursuant to such section have been or were required to be in effect exceeds 30 days, whether or not consecutive, then Additional Interest shall be accrued on the Notes at a rate of .50% per annum immediately following the (y) day such registration

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      statement ceases to be effective in the case of (A) above or (z) the date on which the 30-day limit is exceeded in the case of (B) above;

provided, however, that (1) upon the filing of such registration statement (in the case of (i) above), (2) upon the effectiveness of such registration statement (in the case of (ii) above), or (3) upon the effectiveness of such registration statement which had ceased to remain effective (in the case of (iii) (A) above) or, on the date on which a notice issued, or required to be issued, pursuant to Section 1 (c) (7) is no longer effective or required to be effective (in the case of (iii) (B) above), Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            (b) Acquisition shall notify the Trustee (or, if there is no Trustee, each Holder) within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the holders of Notes, on or before the semi-annual interest payment date provided in the Indenture (whether or not any interest other than Additional Interest is then payable on the Notes), immediately available funds in sums sufficient to pay the Additional Interest then due to holders of Notes with respect to which the Trustee serves. The Additional Interest due shall be payable on each interest payment date to the record holders of Notes who would be entitled to receive the interest payment to be made on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue on the applicable Event Date. Additional Interest on the Notes may not exceed in the aggregate 1.0% per annum.

            The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate set forth in clauses (i), (ii) and (iii) above by the principal amount of the Notes, in each case, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on a basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360.

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                  PARAGRAPH 5. REPRESENTATIONS AND WARRANTIES.

            5. Representations and Warranties. To induce the Purchasers to enter into this Agreement and to purchase the Securities, Holdings and Acquisition, jointly and severally, represent and warrant as follows:

            5A. Organization and Good Standing. Each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries is, and at and as of the Effective Time the Company will be, duly incorporated, validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each has (and with respect to the Company, at and as of the Effective Time, will have) the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is (and with respect to the Company, at and as of the Effective Time, will be) duly qualified and is (and with respect to the Company, at and as of the Effective Time, will be) in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of Holdings', Intermediate Holdings', Acquisition's and Wilson's Subsidiaries and at and as of the Effective Time the Company's Subsidiaries, that is a partnership has been duly formed and is (and with respect to the Company, at and as of the Effective Time, will be) currently existing under the laws of its jurisdiction of formation and has (and with respect to the Company, at and as of the Effective Time, will have) the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is (and with respect to the Company, at and as of the Effective Time, will be) duly qualified to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            5B. Authorization. Each of Holdings, Intermediate Holdings, and Acquisition have, and as of the Effective Time the Company, will have taken all corporate action necessary to authorize the execution and delivery by it of each of this Agreement and the other Transaction Documents to which it is a

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party and to authorize the consummation of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder.

            5C. No Conflicts or Consents. The execution, delivery and performance of the Transaction Documents, compliance by each of Holdings, Intermediate Holdings and Acquisition, and at and as of the Effective Time the Company, with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of Holdings, Intermediate Holdings or Acquisition, or at and as of the Effective Time the Company, or any of their respective Subsidiaries or any agreement, indenture or other instrument to which Holdings, Intermediate Holdings or Acquisition, or at and as of the Effective Time the Company, or any of their respective Subsidiaries is a party or by which Holdings, Intermediate Holdings or Acquisition or at and as of the Effective Time the Company, or any of their respective Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to Holdings, Intermediate Holdings or Acquisition, or at and as of the Effective Time the Company, or any of their respective Subsidiaries or their respective property.

            5D. Enforceable Obligations. Each of the Transaction Documents constitutes (and with respect to the Assumption Agreement, at or prior to the Effective Time will constitute) a valid and legally binding agreement of each of Holdings, Intermediate Holdings, Acquisition and the Company to the extent each is or will be a party thereto, enforceable against it in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto), except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

            5E. Shares. When issued and paid for in accordance with the terms hereof, the Shares will be duly authorized, val-

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idly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The aggregate number of shares of Common Stock issued and outstanding on the Date of Closing is 42,973,312.

            5F. Notes. The Notes have been duly and validly authorized by Acquisition and, when executed by Acquisition in accordance with the provisions thereof, and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be entitled to the benefits thereof and will constitute valid and binding obligations of Acquisition (and at and as of the Effective Time, of the Company) enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

            5G. No Conflict. None of Holdings, Intermediate Holdings, Acquisition or Wilson is, and at and as of the Effective Time the Company will not be, in violation of its respective charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries, taken as a whole, to which Holdings, Intermediate Holdings, Acquisition, the Company, Wilson or any of their respective Subsidiaries is a party or by which Holdings, Intermediate Holdings, Acquisition, the Company, Wilson or any of their respective Subsidiaries or property is bound except for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            5H. Financial Statements. The Financial Statements, together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of Wilson on the basis stated in such Financial Statements at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein and except that the financial statements for the period ended May 25, 1997 do not include footnotes or adjustments normally made at year end; and the other financial and statistical information and data set forth in the Memorandum is, in all material respects, accurately presented.

            5I. No Undisclosed Liabilities. Except as fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to Holdings, Intermediate Holdings, Acquisition, Wilson or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries, taken as a whole. Each of Holdings, Intermediate Holdings and Acquisition and, to the best knowledge of Holdings or Acquisition, after due inquiry, Wilson or any of its Subsidiaries does not know of any basis for the assertion against Holdings, Intermediate Holdings, Acquisition, Wilson or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the Financial Statements which, either individually or in the aggregate, would reasonably be expected to be material to Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries, taken as a whole.

            5J. Full Disclosure. The information delivered herewith or heretofore by Holdings, Intermediate Holdings, Acquisition, Wilson or the Company to the Purchasers in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Holdings, Intermediate Holdings, Acquisition or Wilson that has not been disclosed to the Purchasers which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

            5K. Litigation. Except as disclosed in Schedule 4.14 to the Stock Purchase Agreement, there are no legal or governmental proceedings pending to which any of Holdings, Intermediate Holdings, Acquisition or Wilson is, or at and as of the Effective Time the Company will be, or any of their respective Subsidiaries is a party or of which any of their respective property is the subject which would reasonably be expected to result in a Material Adverse Effect, and, to the best knowledge of Holdings, Intermediate Holdings, Acquisition and Wilson, no such proceedings are threatened or contemplated.

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            5L. Environmental and Other Laws. Except as disclosed in Schedule
4.23 or 4.14 to the Stock Purchase Agreement, none of Holdings, Intermediate Holdings, Acquisition or Wilson, nor any of their respective Subsidiaries has violated any foreign, federal, state of local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would reasonably be expected to result in any Material Adverse Effect.

            5M. Permits. Each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries has such permits, licenses, franchises, consents, approvals, orders, certificates and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except for those the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, in each case where the same, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; each permit is in full force and effect; each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries is operating in compliance with its permits, and there are no proceedings pending or, to Holdings', Intermediate Holdings', Acquisition's or Wilson's knowledge, threatened against Holdings, Intermediate Holdings, Acquisition, Wilson or any of their respective Subsidiaries that seek to cause any permit of any of them to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure of a permit to be in full force or effect or noncompliance with a permit would not, individually or in the aggregate, to result in a Material Adverse Effect.

            5N. Title to Properties. Except as disclosed on Schedules 4.9 or
4.10 to the Stock purchase Agreement or as are not material to the business, prospects, financial condition or results of operations of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries, taken as a whole, each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries has (and at and as of the Effective Time will have) good and marketable title, free and clear of all Liens, claims, encumbrances and restrictions, to all property and assets described in the Memorandum as being owned by them. All leases to which Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect; and Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee other than such exceptions that, individually or in the aggregate, would not reasonably be expected to result in any Material Adverse Effect.

            5O. Insurance. Each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries maintain, and at and as of the Effective Time, the Company will maintain reasonably adequate insurance.

            5P. Reports. Each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries has (and at and as of the Effective Time will have) timely filed all reports, data and other information required by any other regulatory agency with authority to regulate Holdings, Intermediate Holdings, Acquisition, Wilson, their respective Subsidiaries, or the business of any of them in any manner except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and (i) each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries are (and at and as of the Effective Time will be) in compliance with all rules, regulations and requirements of all regulatory agencies, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (ii) the conduct of the business of each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries does not violate 42 U.S.C. ss. 1320a-7b (commonly known as the "Anti-Kickback Statute") or 42 U.S.C. ss. 1395nn (commonly known as the "Stark Amendments"), including all amendments thereto to the extent effective on the date hereof, unless any noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            5Q. Investment Company. None of Holdings, Intermediate Holdings, Acquisition, Wilson, or their respective Subsidiaries is or upon application of the proceeds from the sale of the Securities as contemplated by the Memorandum will be and at and as of the Effective Time, the Company will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5R. Intellectual Property. Each of Holdings, Intermediate Holdings, Acquisition, Wilson and their respective Subsidiaries owns or otherwise possesses all material licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information and techniques, including processes, trademarks, service marks, trade names, computer software and copyrights described or referred to in the Memorandum as owned or used by it or that are necessary for and/or used in the conduct of its business as described in the Memorandum. Any registrations covering such patents, trademarks, service marks, trade names or copyrights owned by, or licensed to, Holdings, Intermediate Holdings, Acquisition, Wilson or any of their respective Subsidiaries are valid and subsisting, have not been cancelled, abandoned or otherwise terminated and, if applicable, have been duly issued or filed. Except as set forth in Schedule 4.11 to the Stock Purchase Agreement, none of Holdings, Intermediate Holdings, Acquisition, Wilson or any of their respective Subsidiaries is aware of or has received any notice of infringement of, or conflict or claimed conflict with, asserted rights of others with respect to any licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information or techniques, including processes, trademarks, service marks, trade names, computer software or copyrights.

            5S. Offering of Notes or Shares. Except for solicitations to no more than 10 offerees reasonably believed by each of Holdings and Acquisition to be "accredited investors" as such term is defined in Regulation D of the Securities Act in connection with the Memorandum neither Holdings or Acquisition nor any agent acting on their behalf has, directly or indirectly, offered the Notes or Shares or any similar security of Holdings or Acquisition for sale to, or solicited any offers to buy the Notes or Shares or any similar security of Holdings or Acquisition from, or otherwise approached or negotiated with respect thereto with, any Person other than the purchasers, and neither Holdings or Acquisition nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes or Shares to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction in such a manner as to require that the Notes or Shares actually be registered.

            5T. Use of Proceeds. Neither Holdings or Acquisition nor any of their respective Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation U or Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Notes and Shares will be used to purchase all of the outstanding capital stock of Wilson. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or Regulation 0. Neither Holdings or Acquisition nor any agent acting on its behalf has taken or will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation U, Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

            5U. Other Representations and Warranties. The representations and warranties of each party to the Credit Agreement, the Stock Purchase Agreement and the Equity Agreements are true and correct as of the date hereof and as of the Date of Closing as if made on each such date.

            Any certificate signed by any officer of Holdings or Acquisition and delivered to any Purchaser or to counsel for the Purchasers shall be deemed a representation and warranty by Holdings and Acquisition to each Purchaser as to the matters covered thereby.

            PARAGRAPH 6. REPRESENTATIONS AND AGREEMENT OF THE PURCHASERS.

            6A. Acknowledgments of the Purchasers. Each Purchaser understands and acknowledges to Holdings and Acquisition that:

            (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of the provisions of
      Section 4(2) of the Securities Act;

            (ii) there is no existing public or other market for the Securities and there can be no assurance that such Purchaser will be able to sell or dispose of such Purchaser's Notes and Shares;

            (iii) the Securities have not been registered under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement;

            (iv) if any transfer of the Securities is to be made in reliance on an exemption under the Securities Act, Holdings and Acquisition may require an opinion of counsel reasonably satisfactory to it that such transfer may be made pursuant to an exemption under the Securities Act; and

            (v) that the Securities will have the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THIS SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION."

            6B. Representations of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to Holdings and Acquisition that:

            (i) the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution of such Securities or any interest therein in violation of the Securities Act;

            (ii) it is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Securities;

            (iii) it has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the Securities, has had all such questions answered to its satisfaction and has been supplied all additional information as it has requested;

            (iv) the execution, delivery, and performance of this Agreement is within such Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise); and

            (v) it shall take all further actions necessary to facilitate the issuance of the Securities to it under an appropriate exemption from registration under the Securities Act of applicable Blue Sky Laws, including, without limitation, providing the Company with such information as the Company may require to complete a Form D and any related or similar forms or applications required under the Securities Act or applicable Blue Sky Laws.

            PARAGRAPH 7. DEFINITIONS.

            7. Definitions. For the purpose of this Agreement, the terms defined in the indenture attached as part of Exhibit A hereto (the "Indenture") shall have the respective meanings set forth in the Indenture, except that terms defined in this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

            "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

            "Assumption Agreement" means the agreement in the form of Exhibit E attached hereto among the Company and each Purchaser whereby the Company assumes all of the obligations and duties of Acquisition under this Agreement, the Notes and the Note Registration Rights Agreement.

            "Equity Agreements" means the subscription agreements relating to the purchase of Capital Stock of Holdings dated as of the date hereof and the Shareholders' Agreements.

            "Financial Statements" means the audited annual consolidated financial statements of Wilson for the years ended December 31, 1996, 1995 and 1994, as updated by the unaudited consolidated financial statements dated as of, and for the period ended, May 25, 1997.

            "Fiscal Quarter" shall mean a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

            "Fiscal Year" means a twelve-month period ending on December 31 of any year.

            "Holder" means any holder of Securities from time to time.

            "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Indebtedness owed to such Person or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such property or assets or which allows such Person to have such Indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

            "Material Adverse Effect" means a material adverse effect to the business, financial condition, operations, assets, business or properties of Holdings, Intermediate Holdings, Acquisition, Wilson, the Company and their respective Subsidiaries, taken as a whole or the ability or obligation of Holdings, Acquisition, Wilson or the Company to perform on a timely basis their respective obligations under this Agreement or the other Transaction Documents.

            "Memorandum" means the Confidential Information Memorandum of Holdings dated June 1997 delivered to the Purchasers attached hereto as Exhibit G.

            "Note Registration Rights Agreement" means the Registration Rights Agreement by and among Acquisition and the Purchasers, dated the Date of Closing, in the form of Exhibit F hereto, as amended or supplemented from time to time.

            "Registration and Anti-Dilution Agreement" means the Registration and Anti-Dilution Agreement by and among Holdings and the Purchasers, dated the Date of Closing, in the form of Exhibit C hereto, as amended or supplemented from time to time.

            "Securities" means the Notes and the Shares.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stock Purchase Agreement" means the Stock Purchase Agreement dated June 19, 1997, by and among Holdings and Wilson, Warren D. Greatbatch, Peter N. Greatbatch, Kenneth A. Greatbatch, Anne K. Maciariello and Ericka Dee Greatbatch.

            "Transaction Documents" means this Agreement, the Notes, the Notes Registration Rights Agreement, the Registration and Anti-Dilution Agreement, the Shareholders' Agreements, the Credit Agreement, the Equity Agreements, the Assumption Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

            "Transferee" means any direct or indirect transferee of all or any part of any Security purchased under this Agreement.

            7A. Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent Financial Statements.

            PARAGRAPH 8. MISCELLANEOUS.


            8. Miscellaneous.

            8A. Expenses. The Sellers, jointly and severally, agree, whether or not the transactions contemplated hereby or the other Transaction Documents shall be consummated, to pay, and save the Purchasers and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions promptly (and, in any event, within 30 days after any invoice or other statement or notice), including
(i) all reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to the Purchasers, in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) all document production and duplication charges and the reasonable fees and expenses of one counsel engaged by the Purchasers or such Transferees in connection with any subsequent proposed modification of, or proposed consent under, this Agreement or the other Transaction Documents whether or not such proposed modification shall be effected or proposed consent granted, and (iii) the costs and expenses, including reasonable attorneys' fees, incurred by the Purchasers or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or by reason of the Purchasers' or such Transferee's having acquired any Security, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this Paragraph 8A shall survive the transfer of any Note or Share or portion thereof or interest therein by any Purchaser or any Transferee, and the payment of any Note or Share.

            8B. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Sellers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Sellers have obtained the written consent of each of the holders of Notes and/or Shares, as the case may be, purchased hereunder.

            8C. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Sellers in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the transfer by any Purchaser of any Note or Shares or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Sellers and supersede all prior agreements and understandings relating to the subject matter hereof.

            8D. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            8E. Notices. All notices or other communications provided for hereunder shall be in writing and sent by telecopy or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to it at the address specified for such communications on the signature pages hereof, or at such other address as such Purchaser shall have specified to Holdings and Acquisition in writing, (ii) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to Holdings and Acquisition in writing or, if any such other Holder shall not have so specified an address to Holdings and Acquisition, then addressed to such other Holder in care of the last Holder which shall have so specified an address to Holdings and Acquisition and (iii) if to Holdings and Acquisition, addressed to them at WGL Holdings, Inc., 10,000 Wehrle Drive, Clarence, New York 14031,
Attention: President, or at such other address as Holdings and Acquisition shall have specified to the holder of each Security in writing, with a copy to Weil, Gotshal & Manges, LLP, 7000 Louisiana, Suite 1600, Houston, TX 77002, Attention:
Steven D. Rubin, Esq.

            8F. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Holders, the determination of such satisfaction shall be made by the Holders in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            8G. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Seller hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of Holdings and Acquisition further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to them at their address for notices pursuant to paragraph 8E, such service to become effective 5 days after such mailing. Holdings and Acquisition hereby irrevocably appoint CT Corporation System and such other persons as may hereafter be selected by CT Corporation System irrevocably agreeing in writing to serve as their agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or Acquisition in any other jurisdiction. Each of Holdings and Acquisition hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Transaction Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            8H. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8I. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            8J. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to Holdings and Acquisition whereupon this letter shall become a binding agreement by and among Holdings, Acquisition and each of you.

                                        Very truly yours,


                                        WGL HOLDINGS, INC.

                                        By: /s/ David M Wittels
                                           -------------------------------------
                                           Name: David M Wittels
                                           Title: President


                                        WGL ACQUISITION CORP.

                                        By: /s/ David M. Wittels
                                           -------------------------------------
                                           Name: David M. Wittels
                                           Title: President

                      SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DLJ INVESTMENT PARTNERS, L.P.           Principal Amount Notes
                                          Purchased: $10,101,010
                                            ($8,812,803 aggregate
By: DLJ INVESTMENT PARTNERS, INC.,          purchase price for
      Managing General Partner              Notes)

                                        Number of Shares: 1,238,207
                                          ($1,258,207 aggregate
                                          purchase price for
                                          Shares)


Address of Purchaser:

John Moriarty, Jr./Ivy Dodes
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7272

Designated Bank: Citibank, N.A.

ABA Number: 021 - 000 - 089

Account Name: DLJ Securities Corp. Special Reserve Account

Address: 111 Wall Street
         New York, NY 10005

Account No.: 4061 - 0209

For further credit to: DLJ Internal Account 275 - 001295

Attention: Fran Argento

Taxpayer I.D. Number: 13 - 3868693
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

-----------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DLJ INVESTMENT FUNDING, INC.            Principal Amount Notes
                                          Purchased: $1,439,394
                                            ($1,255,825 aggregate
                                            purchase price for
                                            Notes)

                                        Number of Shares: 183,569
By: /s/ Ivy Dodes                         ($183,569 aggregate
   --------------------------------       purchase price for
   Name:  Ivy Dodes                       Shares)
   Title: Vice President

Address of Purchaser:

John Moriarty, Jr./Ivy Dodes
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7272

Designated Bank: Citibank, N.A.

Account Name: DLJ Securities Corp. Special Reserve Account

ABA Number: 021 - 000 - 089

Address: 111 Wall Street
         New York, NY 10005

Account No.: 4061 - 0209

For further credit to: DLJ Internal Account 295 - 001451

Attention: Fran Argento

Taxpayer I.D. Number: 13 - 3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

-----------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DLJ FIRST ESC L.L.C                     Principal Amount Notes
                                          Purchased: $959,596
                                            ($837,216 aggregate
By: DLJ LBO PLANS MANAGEMENT                purchase price for
      CORPORATION                           Notes)

                                        Number of Shares: 122,380
By: /s/ Ivy Dodes                         ($122,380 aggregate
   --------------------------------       purchase price for
   Name:  Ivy Dodes                       Shares)
   Title: Vice President

Address of Purchaser:

Ivy Dodes/Nicole Arnaboldi
DLJ First ESC L.L.C.
c/o DLJ LBO Plans Management Corporation
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7272

Designated Bank: Citibank, N.A.

Account Name: DLJ Securities Corp Special Reserve Account

ABA Number: 021 - 000 - 089

Address: 111 Wall Street
         New York, NY 10005

Account No.: 4061 - 0209

For further credit to: DLJ Internal Account 275 - 882652

Attention: Fran Argento

Taxpayer I.D. Number: 13 - 3790645
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

-----------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

THE NORTHWESTERN MUTUAL LIFE            Principal Amount Notes
INSURANCE COMPANY                         Purchased: $7,500,000
                                            ($6,543,506 aggregate
By: /s/ A. Kipp Koester                     purchase price for
   --------------------------------         Notes)
   Name:  A. Kipp Koester
   Title: Vice President

                                        Number of Shares: 956,494
                                          ($956,494 aggregate
                                          purchase price for
                                          Shares)


Address of Purchaser:

For confirmation of payments:           All other communications:

The Northwestern Mutual Life            The Northwestern Mutual Life
Insurance Company                       Insurance Company
720 East Wisconsin Avenue               720 East Wisconsin Avenue
Milwaukee, WI 53202                     Milwaukee, WI 53202
Attn: Investment Operations             Attn: Securities Department
                                        Telecopy No.: (414) 299-7124

Telecopy No.: (212) 299-5714

Designated Bank: Bankers Trust Company

ABA Number: 021-001-033

Account Name: 16 Wall Street
              Insurance Unit - 4th Floor
              New York, NY 10005

Account No.: 00-000-027

Attention: The Northwestern Mutual Life Insurance Company

Taxpayer I.D. Number: 39-0509570
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

-----------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DONALDSON, LUFKIN & JENRETTE            Principal Amount Notes
SECURITIES CORPORATION                    Purchased: $5,000,000
                                            ($4,362,338 aggregate
                                            purchase price for
                                            Notes)

                                        Number of Shares: 637,662
By: /s/ Ivy Dodes                         ($637,662 aggregate
   --------------------------------       purchase price for
   Name:  Ivy Dodes                       Shares)
   Title: Vice President

Address of Purchaser:

Telecopy No.: (212) 892-7272

Designated Bank: Citibank, N.A.

ABA Number: 021 - 000 - 089

Account Name: DLJ Securities Corp.

Address: 111 Wall Street
         New York, New York 10005

Account No.: 3889 - 6041

Attention: Fran Argento

Taxpayer I.D. Number: 13 - 2741727
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

-----------------------------------

                                                      Exhibit A to Securities
                                                      Purchase Agreement --
                                                      Form of 13% Senior
                                                      Subordinated Note due 2007

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $872.46752; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $127.53248; (3) THE ISSUE DATE IS JULY 10, 1997; AND
(4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 15.556%. THIS NOTE (AND PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICA-BLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (W) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIRE-MENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REG-ISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (X) TO THE COMPANY, (Y) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SE-CURITIES ACT OR (Z) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN AC-CORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NO-TIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                              WGL ACQUISITION CORP.

                      13% SENIOR SUBORDINATED NOTE DUE 2007

No. ______                                                          $___________

                  WGL ACQUISITION CORP., a New York corporation (the "Company," which term includes any successor entity, including without limitation WILSON GREATBATCH LTD.), for value received, promises to pay to ____________________________, or registered assigns, the principal sum of _________________________________, on July 1, 2007.

                  Interest Payment Dates: January 1 and July I

                  Record Dates: December 15 and June 15

                  Reference is made to the further provisions of this Note contained on the reverse hereof or elsewhere herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                 WGL ACQUISITION CORP.


                                 By:
                                    ------------------------------
                                    Name:
                                    Title:


                                 By:
                                    ------------------------------
                                    Name:
                                    Title:

Dated: July 10, 1997

                              (REVERSE OF SECURITY)

                      13% SENIOR SUBORDINATED NOTE DUE 2007

         1. INCORPORATION BY REFERENCE OF PROVISION OF THE INDENTURE. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the indenture (as amended in accordance herewith, the "Indenture") attached hereto as Exhibit A. At all times during which an indenture is not required to be qualified under the TIA with respect to the Notes or the Indenture has not otherwise been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by this reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder and inure to the benefit of the Holders of the Notes, except that, to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company to the Trustee or any Paying Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any notices, certificates or other items to be delivered by the Holders or the holders of Senior Debt (including the Representative) to the Trustee, such notices, certificates or other item shall be delivered instead by the Holders or the holders of Senior Debt (including the Representative), as the case may be, to the Company (and, in respect of notices, certificates or other items delivered by the holders of Senior Debt (including the Representative), shall be delivered by the Company to each Holder), (iii) any notices, certificates or other items to be delivered by the Trustee to the Holders, such notices, certificates or other items shall be delivered instead by the Company to the Holders, (iv) any payments to be made by the Company to the Paying Agent for payment to Holders, such payments shall instead be paid directly by the Company to the applicable Holder in the same manner as set forth in Section 3 below Section 2.04 of the Indenture not to apply to any such payments), (v) approval of the form of Notes or notations, legends or endorsements thereon by the Trustee, the Holders of a majority in outstanding principal amount of the Notes shall instead approve such form and notations, legends or endorsements (the form of Notes delivered to the initial Holders on the date of original issuance of the Notes and notations, legends and endorsements thereon being deemed to have been so approved), (vi) any Note to be authenticated by the Trustee, the Notes shall instead be authenticated by the Company (the execution and delivery of any Note by manual signature of the Company to be deemed to constitute such authentication for all purposes) (vii) that a Person other than the Company and any Affiliate thereof act as Paying Agent for presentation or surrender of Notes for payment, the Company or an Affiliate thereof may nonetheless so act, (viii) the Company to initially appoint the Trustee as Registrar, Paying Agent (to the extent of acting as agent for receiving surrender or presentations of, but not deposits of payments on, Notes) and agent for service of demands and notices in connection with the Notes, the Company instead hereby appoints its office in New York City at WGL Acquisition Corp., 10,000 Wehrle Drive, Clarence, NY 14031 for such purpose (with Section 2.04 of the Indenture not to apply thereto), (ix) Notes to be canceled by the Trustee, such Notes shall instead be canceled by the Company, (x) any Opinion of Counsel to be delivered to the Trustee, such documents shall instead be delivered to the Holders, (xi) any Notes to be surrendered or forwarded to the Trustee or any Paying Agent, such Notes shall be surrendered or forwarded instead to the Company, (xii) any notices, certificates or other items to be delivered by the Holders to the Paying Agent, such notices, certificates or other items shall be delivered instead to the Company, and (xiii) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company.

         2. INTEREST. WGL ACQUISITION CORP., a New York corporation (the "Company," which term includes any successor entity, including without limitation WILSON GREATBATCH LTD.), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 10, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 1998. Interest will be computed an the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum, and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to the Company to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable (in immediately available funds) in U.S. Legal Tender or, at the request of a Holder, by wire transfer in immediately available funds to an account specified in writing by a Holder. The Company may deliver any such interest payment to the Holder's registered address or such other address or account as the Holder may designate in writing.

         4. PAYING AGENT AND REGISTRAR. Initially, the Company will act as Paying Agent (for purposes of receiving surrender or presentment of, but not deposits of payments on, Notes) and Registrar. The Company may change any such Paying Agent, Registrar or co-Registrar without notice to the Holders.

         5. INDENTURE. In the event an indenture is required to be qualified under the Trust Indenture Act of 1939 (U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time (the "TIA"), with respect to the Notes, or upon the request of holders of in excess of 25% in principal amount of outstanding Notes the Company shall and at any other time the Company, in its sole discretion, may appoint a Trustee who satisfies the eligibility requirements set forth in
Section 7.10 of the In-
denture and, in any such event, the Company shall take whatever actions are necessary to cause an indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company and the Trustee and to be qualified under the TIA (which Indenture shall provide for the same restrictions on transfer set forth hereon if such Indenture is executed and delivered at the election of the Company). In such event, (i) this Note shall be deemed to be one of an issue of Notes of the Company issued under the Indenture; (ii) the terms of the Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as amended from time to time; and (iii) the Notes shall be subject to all such terms. Holders of Notes are referred to the Indenture and the TIA for a statement of all such term. In such event, the Company may require holders of the Notes, and each Holder by his or her acceptance hereof agrees upon the Company's request, to surrender to the Trustee all Notes in the form hereof in exchange for replacement Notes substantially in the form of Exhibit A to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. This Note is one of a duly authorized issue of Notes of the Company consisting of any other 13% Senior Subordinated Notes due 2007 of the Company issued on July 10, 1997 and any replacement Notes issued in exchange for, or in lieu of, the foregoing in accordance with the Indenture. The Notes are limited in aggregate principal amount to $___________. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

         6. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his or her acceptance hereof agrees to be bound by such provisions and to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture.

         7. REDEMPTION.

         (a) OPTIONAL Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 1, 1999, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

          Year                                                       Percentage
          ----                                                       ----------
          1999 ......................................................110.11%
          2000 ......................................................108.67%
          2001 ......................................................107.22%
          2002 ......................................................105.78%
          2003 ......................................................104.33%
          2004 ......................................................102.89%
          2005 ......................................................101.44%
          2006 ......................................................100.00%

         (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to July 1, 1999, the company may, at its option, use the net cash proceeds of one or more Public Equity offerings (as defined in the Indenture) to redeem up to 100% but no less than 50% of the aggregate principal amount of Notes originally issued at a redemption price equal to 112% of the principal amount thereof plus, in each case, accrued and unpaid interest to the date of redemption.

         In order to effect the foregoing redemption with the proceeds of any Public Equity offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

         9. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         10. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement (as defined in the Indenture), in certain instances, the Company will be obligated to register this Note under the Securities Act.

         11. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with a trustee who otherwise could qualify to serve as Trustee under the Indenture U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes) .

         14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in Section 9.02(b) of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Company, when authorized by a Board Resolution, may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture, comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, make any change that would provide any additional benefit or rights to the Holders or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         17. DEFAULTS AND REMEDIES. Events of Default shall be as set forth in the Indenture. If an Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. If an Event of Default occurs and is continuing, Holders of a majority in- principal amount of the then outstanding Notes may pursue any available remedy at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes. The Company shall pay all costs of collecting or enforcing payment of the Notes, together with attorneys, fees and expenses paid or incurred by holders, whether or not suit be brought by the Holders.

         18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture (if executed and delivered), in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         19. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW ss. 5-1401).

         21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act) .

         22. PROVISIONS OF INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to:

                              WGL Acquisition Corp.
                              10,000 Wehrle Drive .
                              Clarence, New York 14031
                              Attention: President

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________                      Signed: ______________________
                                                  (Signed exactly as your name
                                                  appears on the other side of
                                                  this Note)

Signature Guarantee: ______________________

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 10, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

(1)  __  to the Company or a subsidiary thereof; or

(2)  __  pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter is attached hereto); or

(4) __ outside the United states to a "foreign person, in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) __ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date: ______________________                Signed: ____________________________
                                            (Signed exactly as your name appears
                                            on the other side of this Note)

Signature Guarantee: ____________________________

                         [FORM OF LETTER TO BE COMPLETED]
                      BY PURCHASER IF (3) ABOVE IS CHECKED]

Ladies and Gentlemen:

         1. The undersigned understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Notes and in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act.

         2. The undersigned understands that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Notes it will do so only (1)(W) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of rule 144A under the securities act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         3. The undersigned understands that, on any proposed resale of any Notes, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further un-derstands that the Notes purchased by it will bear a legend to the foregoing effect.

         4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) and (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

         5. The undersigned is acquiring the Notes purchased by us f or our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.

Date: ____________________________                  ____________________________
                                                    NOTICE: To be executed by an
                                                            executive officer

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ____________________________                  ____________________________
                                                    NOTICE: To be executed by an
                                                            executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

         Section 4.15 [ ]
         Section 4.16 [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ ____________________________


Dated: ____________________________                   __________________________
                                                      NOTICE: The signature on
                                                      this assignment, must
                                                      correspond with the name
                                                      as it appears upon the
                                                      face of the within Note in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatsoever
                                                      and be guaranteed by the
                                                      endorser's bank or broker.

Signature Guarantee: ____________________________

                                                      Exhibit A to 13% Senior
                                                      Subordinated Note due 2007
                                                      of WGL Acquisition Corp.
                                                      Issued on July 10, 1997

================================================================================

                             WILSON GREATBATCH LTD.,
                                    as Issuer

                                       and

                     [                                      ],

                                   as Trustee

                             ----------------------

                                    INDENTURE

                           Dated as of [            ]

                             ----------------------

                                   $25,000,000

                     13% Senior Subordinated Notes due 2007

================================================================================

                             CROSS - REFERENCE TABLE

 TIA                                                          Indenture
Section                                                       Section
-------                                                       -------

310(a)(1) ................................................    7.10
   (a)(2) ................................................    7.10
   (a)(3) ................................................    N.A.
   (a)(4) ................................................    N.A.
   (a)(5) ................................................    7.08; 7.10
   (b) ...................................................    7.08; 7.10; 11.02
   (c) ...................................................    N.A.
311(a) ...................................................    7.11
   (b) ...................................................    7.11
   (c) ...................................................    N.A.
312(a) ...................................................    2.05
   (b) ...................................................    11.03
   (c) ...................................................    11.03
313(a) ...................................................    7.06
   (b)(1) ................................................    N.A.
   (b)(2) ................................................    7.06
   (c) ...................................................    7.06; 11.02
   (d) ...................................................    7.06
314(a) ...................................................    4.07; 4.08; 11.02
   (b) ...................................................    N.A.
   (c)(1) ................................................    11.04
   (c)(2) ................................................    11.04
   (c)(3) ................................................    N.A.
   (d) ...................................................    N.A.
   (e) ...................................................    11.05
   (f) ...................................................    N.A.
315(a) ...................................................    7.01(b)
   (b) ...................................................    7.05; 11.02
   (c) ...................................................    7.01(a)
   (d) ...................................................    7.01(c)
   (e) ...................................................    6.11
316(a)(last sentence) ....................................    2.09
   (a)(1)(A) .............................................    6.05
   (a)(1)(B) .............................................    6.04
   (a)(2) ................................................    N.A.
   (b) ...................................................    6.07
   (c) ...................................................    9.05
317(a)(1) ................................................    6.08
   (a)(2) ................................................    6.09
   (b) ...................................................    2.04
318(a) ...................................................    11.01
   (c) ...................................................    11.01

----------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions .................................................    1
SECTION 1.02. Incorporation by Reference of TIA ...........................   28
SECTION 1.03. Rules of Construction .......................................   28

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating .............................................   29
SECTION 2.02. Execution and Authentication; Aggregate Principal Amount ....   29
SECTION 2.03. Registrar and Paying Agent ..................................   30
SECTION 2.04. Paying Agent To Hold Assets in Trust ........................   31
SECTION 2.05. Noteholder Lists ............................................   31
SECTION 2.06. Transfer and Exchange .......................................   32
SECTION 2.07. Replacement Notes ...........................................   32
SECTION 2.08. Outstanding Notes ...........................................   33
SECTION 2.09. Treasury Notes ..............................................   33
SECTION 2.10. Temporary Notes .............................................   34
SECTION 2.11. Cancellation ................................................   34
SECTION 2.12. Payment of Interest; Defaulted Interest .....................   34
SECTION 2.13. CUSIP Number ................................................   35
SECTION 2.14. Deposit of Moneys ...........................................   35
SECTION 2.15. Persons Deemed Owners .......................................   35

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee ..........................................   36
SECTION 3.02. Selection of Notes To Be Redeemed ...........................   36
SECTION 3.03. Notice of Redemption ........................................   37
SECTION 3.04. Effect of Notice of Redemption ..............................   38

                                                                            Page
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SECTION 3.05. Deposit of Redemption Price .................................   38
SECTION 3.06. Notes Redeemed in Part ......................................   38

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes ............................................   38
SECTION 4.02. Maintenance of Office or Agency .............................   39
SECTION 4.03. Corporate Existence .........................................   39
SECTION 4.04. Payment of Taxes and Other Claims ...........................   40
SECTION 4.05. Maintenance of Properties and Insurance .....................   40
SECTION 4.06. Compliance Certificate; Notice of Default ...................   41
SECTION 4.07. Compliance with Laws ........................................   42
SECTION 4.08. SEC Reports .................................................   42
SECTION 4.09. Waiver of Stay, Extension or Usury Laws .....................   43
SECTION 4.10. Limitation on Restricted Payments ...........................   43
SECTION 4.11. Limitation on Transactions with Affiliates ..................   46
SECTION 4.12. Limitation on Incurrence of Additional Indebtedness .........   47
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries ....................................   48
SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt .......   48
SECTION 4.15. Change of Control ...........................................   49
SECTION 4.16. Limitation on Asset Sales ...................................   51
SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries ....   55
SECTION 4.18. Limitation on Liens .........................................   55
SECTION 4.19. Limitation of Guarantees by Restricted Subsidiaries .........   56
SECTION 4.20. Limitation on Issuance of Shares of Restricted Subsidiaries .   57
SECTION 4.21. Conduct of Business .........................................   57
SECTION 4.22. Consummation of Acquisition .................................   57

                                                                            Page
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                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets ....................   58
SECTION 5.02. Successor Corporation Substituted ...........................   59

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default ...........................................   60
SECTION 6.02. Acceleration ................................................   62
SECTION 6.03. Other Remedies ..............................................   63
SECTION 6.04. Waiver of Past Defaults .....................................   63
SECTION 6.05. Control by Majority .........................................   63
SECTION 6.06. Limitation on Suits .........................................   64
SECTION 6.07. Rights of Holders To Receive Payment ........................   64
SECTION 6.08. Collection Suit by Trustee ..................................   65
SECTION 6.09. Trustee May File Proofs of Claim ............................   65
SECTION 6.10. Priorities ..................................................   66
SECTION 6.11. Undertaking for Costs .......................................   66

                                  ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee ...........................................   67
SECTION 7.02. Rights of Trustee ...........................................   68
SECTION 7.03. Individual Rights of Trustee ................................   69
SECTION 7.04. Trustee's Disclaimer ........................................   69
SECTION 7.05. Notice of Default ...........................................   70
SECTION 7.06. Reports by Trustee to Holders ...............................   70
SECTION 7.07. Compensation and Indemnity ..................................   70
SECTION 7.08. Replacement of Trustee ......................................   72
SECTION 7.09. Successor Trustee by Merger, Etc. ...........................   73
SECTION 7.10. Eligibility; Disqualification ...............................   73
SECTION 7.11. Preferential Collection of Claims Against Company ...........   74

                                                                            Page
                                                                            ----

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations ...................   74
SECTION 8.02.  Legal Defeasance and Covenant Defeasance ...................   76
SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance ......   77
SECTION 8.04.  Application of Trust Money .................................   79
SECTION 8.05.  Repayment to the Company ...................................   80
SECTION 8.06.  Reinstatement ..............................................   80

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  without Consent of Holders .................................   81
SECTION 9.02.  With Consent of Holders ....................................   82
SECTION 9.03.  Effect on Senior Debt ......................................   83
SECTION 9.04.  Compliance with TIA ........................................   83
SECTION 9.05.  Revocation and Effect of Consents ..........................   83
SECTION 9.06.  Notation on or Exchange of Notes ...........................   84
SECTION 9.07.  Trustee To Sign Amendments, Etc. ...........................   84

                                   ARTICLE TEN

                                  SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Debt ..........................   85
SECTION 10.02. No Payment on Notes in Certain Circumstances ...............   85
SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc. ............   87
SECTION 10.04. Payments May Be Paid Prior to Dissolution ..................   89
SECTION 10.05. Subrogation ................................................   89
SECTION 10.06. Obligations of the Company Unconditional ...................   90
SECTION 10.07. Notice to Trustee ..........................................   90

                                                                            Page
                                                                            ----

SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
                 Agent ....................................................   91
SECTION 10.09. Trustee's Relation to Senior Debt ..........................   91
SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions
                 of the Company or Holders of Senior Debt .................   92
SECTION 10.11. Noteholders Authorize Trustee
                 To Effectuate Subordination of Notes .....................   92
SECTION 10.12. This Article Ten Not To Prevent Events of Default ..........   93
SECTION 10.13. Trustee's Compensation Not Prejudiced ......................   93

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01. TIA Controls ...............................................   93
SECTION 11.02. Notices ....................................................   94
SECTION 11.03. Communications by Holders with Other Holders ...............   95
SECTION 11.04. Certificate and Opinion as to Conditions Precedent .........   95
SECTION 11.05. Statements Required in Certificate or Opinion ..............   95
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar ..................   96
SECTION 11.07. Legal Holidays .............................................   96
SECTION 11.06. Governing Law ..............................................   96
SECTION 11.09. No Adverse Interpretation of Other Agreements ..............   97
SECTION 11.10. No Recourse Against Others .................................   97
SECTION 11.11. Successors .................................................   97
SECTION 11.12. Duplicate Originals ........................................   97
SECTION 11.13. Severability ...............................................   97

Signatures

Exhibit A - Form of Note ..................................................  A-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE, dated as of July 10, 1997, between Wilson Greatbatch
Ltd., a New York corporation (the "Company"), and [                          ],
a [                 ], as Trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 13% Senior Subordinated Notes due 2007 (the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01. Definitions.

            "Acceleration Notice" has the meaning provided in Section 6.02 (a).

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

            "Acquisition" means the acquisition of all of the capital stock of the Company by Holdings on the Issue Date.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of Section 2.09, the term "Affiliate" shall not include any Permitted Holder.

            "Affiliate Transaction" has the meaning provided in Section 4.11.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $50,000 and
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01.

            "Authenticating Agent" has the meaning provided in Section 2.02.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Blockage Period" has the meaning provided in Section 10.02.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day that is not a Legal Holiday.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations that is included on a balance sheet of such Person at such date, determined in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of such Person's corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);
(iii) any Person or Group (other than the Permitted Holders) becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or otherwise) of greater than (a) 35% of the total voting power entitled to vote in the election of directors of the Company, Holdings or WGL Intermediate Holdings, Inc. or such other person surviving the transaction and (b) the total voting power entitled to vote in the election of directors of the Company, Holdings or WGL Intermediate Holdings, Inc. beneficially owned by the Permitted Holders; or (iv) the replacement of a majority of the Board of Directors of the Company, Holdings or WGL Intermediate Holdings, Inc. over a two-year period from the directors who constituted the Board of Directors of the Company, Holdings or WGL Intermediate Holdings, Inc., as the case may be, at the beginning of such period, and such re-placement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company, Holdings or WGL Intermediate Holdings, Inc., as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, any of the Permitted Holders.

            "Change of Control Date" has the meaning provided in Section 4.15.

            "Change of Control Offer" has the meaning provided in Section 4.15.

            "Change of Control Payment Date" has the meaning provided in Section 4.15.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal Quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and

"Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or becoming liable for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization of debt discount or amortization or write-off of deferred financing costs), plus
(ii) the product of (x) the amount of all dividend payments on any Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid in cash or, without duplication and with respect to Disqualified Capital Stock, accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) without duplication of any amount in clause (i), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued (in each case, without duplication) by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without regard to the exclusions set forth in the proviso to the definition thereof), (b) after-tax items classified as extraordinary or non-recurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, the aggregate net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets and (i) the amount deducted in determining Consolidated Net Income representing executive, board and shareholder payments described in Sections 7.5(c), (d) and (g) of the Stock Purchase Agreement and fees, expenses and financing costs incurred in connection with the Acquisition.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

            "Covenant Defeasance" has the meaning provided in Section 8.02.

            "Credit Agreement" means the Credit Agreement dated as of the Issue Date, among Holdings, the Company, the lenders party thereto in their capacities as lenders thereunder and DLJ Capital Funding, Inc., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, adding Restricted Subsidiaries of the Company as additional guarantors thereunder, to the extent permitted by Section 4.19) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders; provided that no such amendment, supplement or other modification shall increase the amount of available borrowings or letter of credit exposure thereunder, except to the extent other-wise permitted under this Indenture, to any amount in excess of that which is available in the absence of any such amendment, supplement or other modification.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Default Notice" has the meaning provided in Section 10.02.

            "Depository" means The Depository Trust Company, its nominees and successors.

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

            "Event of Default" has the meaning provided in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 1996.

            "Guarantee" has the meaning provided in Section 4.19.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "Holdings" means WGL Holdings, Inc., a Delaware corporation, and the parent corporation of the Company.

            "incur" has the meaning provided in Section 4.12.

            "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Swan Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person.

"Investment" shall exclude (i) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (ii) any transaction involving the purchase or other acquisition (including by way of merger) of Capital Stock by the Company and its Restricted Subsidiaries to the extent such purchase or other acquisition is in exchange for Qualified Capital Stock of the Company or Holdings. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by any repayment of principal or a return of capital, as the case may be, and by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means July 10, 1997.

            "Junior Security" means any Qualified Capital Stock, any Qualified Rights and any Indebtedness of the Company that is (i) subordinated in right of payment to Senior Debt at least to the same extent as the Notes, as applicable,
(ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the stated maturity of the Notes and (iii) has no terms more beneficial in the aggregate to the holders thereof than those in effect with respect to the Notes on the Issue Date.

            "Legal Defeasance" has the meaning provided in Section 8.02.

            "Legal Holiday" has the meaning provided in Section 11.07.

            "Lien" means, with respect to any property, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind thereon (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and any assignment or other conveyance of a right to receive income or profits therefrom.

            "Maturity Date" means July 1, 2007.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale,
(d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) all distributions and other payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale.

            "Net Proceeds Offer" has the meaning provided in Section 4.16.

            "Net Proceeds Offer Payment Date" has the meaning provided in
Section 4.16.

            "Net Proceeds Offer Trigger Date" has the meaning provided in
Section 4.16.

            "Notes" has the meaning provided in the preamble to this Indenture.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing or otherwise relating to any Indebtedness, including with respect to any rights to rescission.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officer's Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

            "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

            "Paying Agent" has the meaning provided in Section 2.03.

            "Permitted Holders" means DLJ Merchant Banking II, Inc. and its Affiliates.

            "Permitted Holdings Payments" means any loans, advances, dividends and distributions by the Company to Holdings to the extent necessary to permit Holdings to pay, directly or indirectly, (A) (i) expenses (including professional fees and expenses) in connection with conducting the ongoing operations of Holdings as the holding company for the Company or complying with reporting obligations and obligations to prepare and distribute business records, proxy or other stockholder materials, financial statements or other documents to any lender or other persons or as may be required by any laws, rules or regulations; (ii) costs and expenses (including any funding arrangements in respect thereof) in connection with the determination and payment of foreign, federal, state, local or foreign taxes and other governmental charges, indemnification agreements, insurance premiums, surety bonds and insurance brokers' fees; (iii) expenses for directors', officers' and employees' compensation and benefits, professional fees and any other administrative expenses incurred in the ordinary course of business; (iv) for shares of Capital Stock of Holdings repurchased or redeemed by Holdings solely for purposes of eliminating fractional shares (including upon exercise of any warrants); and (v) the expenses and obligations of Holdings in connection with Holdings' obligations arising pursuant to, or expenses relating to, that certain securities purchase agreement entered into on the Issue Date in connection with the initial offering of the Notes, but only to the extent that all such loans, dividends and distributions under this clause (A) do not exceed $300,000 in the aggregate in any fiscal year of the Company; provided, however, that, at any time after the consolidated assets of the Company and its Restricted Subsidiaries are less than 90% of the consolidated assets of Holdings and its Subsidiaries, the amounts specified in subclauses (i), (ii) and (iii) above shall be adjusted to exclude therefrom such portion thereof as shall be allocable to Subsidiaries of Holdings other than the Company and its Restricted Subsidiaries, (B) to the extent not duplicative of amounts paid under subclause
(A) (ii) above, Permitted Tax Payments and (C) so long as no Default shall have occurred and be continuing on the date such Restricted Payment is declared or made, after giving effect thereto, (y) purchase, redeem, acquire or otherwise retire for value shares of Capital Stock of Holdings held by directors, officers or employees of Holdings or the Company or any of its Restricted Subsidiaries, if any, or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees (or any Management Holder Permitted Transferee (as defined in the Stockholders Agreement to be entered into between Holdings and certain members of management of the Company) and (z) pay interest or principal in cash on notes issued to members of management in respect of any purchase, redemption, acquisition or other retirement referred to in subclause (y) above, in all cases under this clause
(C), only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, op-tions, related rights or similar securities were issued in an aggregate amount not to exceed $4,000,000 in the aggregate. For purposes of the definition, payments which may be made to holdings may also be made to any stockholder of the Company which is wholly owned by Holdings.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (i)   Indebtedness under the Notes and this Indenture;

            (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $60 million (A) less the amount of all scheduled amortization payments and mandatory principal payments, whether or not actually made by the Company in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement) and (B) in the case of a revolving credit facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

            (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (iv) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (v) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

            (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (viii) Indebtedness of the Company or any of its Restricted
                   Subsidiaries represented by letters of
                   credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

            (ix) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $7,000,000 at any one time outstanding;

            (x)    Refinancing Indebtedness;

            (xi) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture, including, with respect to guarantees by Wholly Owned Restricted Subsidiaries of the Company, the provisions of Section 4.19; and

            (xii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding (which Indebtedness may be incurred as additional Indebtedness under the Credit Agreement).

For the purpose of determining compliance with Section 4.12, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, (B) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP and (C) so as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

            "Permitted Investments" means: (i) Investments by the Company or any Restricted Subsidiary of the Company in any

Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, provided that such Wholly Owned Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments (x) constituting accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that nothing in this clause shall prevent the Company or any Restricted Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances, (y) resulting from settlements or compromises of accounts receivable or trade payables in the ordinary course of business, and (z) in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments consisting of non-cash proceeds, or made by the Company or its Restricted Subsidiaries as a result of consideration, received in connection with an Asset Sale made in compliance with
Section 4.16; (viii) guarantees permitted by Section 41.9; (ix) Investments by the Company in any Person (including any Unrestricted Subsidiary of the Company) engaged in substantially the same line of business as the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $7,500,000 at any time outstanding; and (x) Permitted Holdings Payments.

            "Permitted Liens" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including, in any such case, any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

            (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property or minor irregularities of title incident thereto in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted under clause (ix) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the

      Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

            (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (xii) Liens securing Indebtedness under Currency Agreements;

            (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 41.2; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Rights" means options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), other than any such rights that, by their terms or upon the happening of any event, are mandatorily redeemable or redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

            "Quarter" means, with respect to any Person, a fiscal quarterly period of such Person. If during the 50-day period immediately following the completion of any Quarter (or, if the Quarter is the last Quarter of the fiscal year, then the 100-day period immediately following the completion of such Quarter), a calculation is required to be made under Article Four and financial statements of such Person for such Quarter are unavailable, any calculation for the immediately preceding four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) required under Article Four shall be based instead upon the four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) immediately preceding the Quarter for which such financial statements are not available (giving effect to all adjustments required under Article Four in respect of events occurring subsequent to the close of such Quarters on which such calculation is to be based).

            "Record Date" means the Record Dates specified in the Notes, whether or not a Legal Holiday.

            "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

            "Reference Date" has the meaning provided in Section 4.10.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebted-ness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clauses (ii), (iii), (iv), (v), (vi),
(vii), (viii), (ix), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "Registrar" has the meaning provided in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement dated July 10, 1997 among the Company, the parties named therein, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Replacement Assets" has the meaning provided in Section 4.16.

            "Representative" means Fleet National Bank, as administrative agent under the Credit Agreement.

            "Restricted Payment" has the meaning provided in Section 4.10.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a) (3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (y) all Interest Swap Obligations (including guarantees thereof) to the extent incurred in connection with the Company's obligations under the Credit Agreement, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include that portion of any Indebtedness incurred in violation of the provisions set forth under clauses
(ii) and, if applicable, (xii) of the definition of "Permitted Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

sidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

      SECTION 1.02. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder or a Note-holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular; and

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

      SECTION 2.01. Form and Dating.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authenti-cation on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate Notes for original issue in the aggregate principal amount not to exceed $25,000,000, upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication. The aggregate principal amount of Notes outstanding at any time may not exceed $25,000,000, except as provided in Section 2.07.

            The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

      SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any addi-tional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

      SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

      SECTION 2.05. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

      SECTION 2.06. Transfer and Exchange.

            When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

      SECTION 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the

Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company, and shall be entitled to the benefits of this Indenture.

      SECTION 2.08. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. Treasury Motes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

      SECTION 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

      SECTION 2.2.1. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

      SECTION 2.12. Payment of Interest; Defaulted Interest.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered in the register maintained by the Registrar at the close of business on the Record Date for such interest.

            If the Company defaults in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and the Company shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the de-faulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

      SECTION 2.13. CUSIP Number.

            The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

      SECTION 2.14. Deposit of Moneys.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

      SECTION 22.5. Persons Deemed Owners.

            Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the register maintained by the Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                  ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01. Notices to Trustee.

            If the Company elects to redeem Notes pursuant to Paragraph 7 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

      SECTION 3.02. Selection of Notes To Be Redeemed.

            If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $l,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

            Each notice for redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the subparagraph of the Notes pursuant to which such redemption is being made;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, to the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

      SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12.

      SECTION 3.05. Deposit of Redemption Price.

            On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

      SECTION 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

      SECTION 4.01. Payment of Notes.

            The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the

Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

      SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of the Company or any Restricted Subsidiary of the Company, if the Board of Directors of the Company shall determine in good faith (which such determination shall be evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Restricted Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders; and provided further that any Restricted Subsidiary of the Company may consolidate with, merge into, or transfer or distribute all or part of its properties and assets to, the Company or any Wholly Owned Restricted Subsidiary of the Company.

      SECTION 4.04. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (y) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves have been taken or (z) the failure to pay or discharge, or cause to be paid or discharged such tax, assessment, charge or claim would not reasonably be expected to result in a material adverse effect on the business operations or financial condition of the Company.

      SECTION 4.05. Maintenance of Properties and Insurance.

            (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

      SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section
4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

      SECTION 4.07. Compliance with Laws.

            The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

      SECTION 4.08. SEC Reports.

            (a) So long as the Notes are outstanding, if the Company is required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a).

            (b) At the Company's expense, the Company shall cause an annual report, if furnished by it to its stockholders generally and each quarterly or other financial report if furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

            (c) If the Company is not required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act for any fiscal period ending after the Issue Date, the Company shall cause its consolidated financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditor's report by an accounting firm of nationally established reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act if the Company had a class of securities listed on a national securities exchange, to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 100 days after the end of each fiscal year and within 50 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

            (d) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

      SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.10. Limitation on Restricted Payments.

            The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock or Qualified Rights of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of (i) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company and (ii) the aggregate net proceeds (as defined below) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness of the Company (other than such Indebtedness that is subordinate or junior in right of payment to the Notes); plus (y) without duplication of any amounts included in clause (iii) (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) without duplication and to the extent amounts would not be included in Consolidated Net Income, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date, (2) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Restricted Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such

Subsidiary; provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the sum of clauses (1), (2) and (3) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date in such Unrestricted Subsidiary or joint venture.

            For the purposes of this Section 4.10, the net proceeds from the issuance of shares of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness shall be deemed to be an amount equal to the net book value of such Indebtedness (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the "net book value" of Indebtedness shall be the amount received by the Company on the incurrence of such Indebtedness, as adjusted on the books of the Company to the date of conversion or exchange.

            Notwithstanding the foregoing, the provisions of (ii) and (iii) set forth in the first paragraph of this Section do not prohibit: (l) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition or retirement for value of any shares of Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, either (i) solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or Qualified Rights of the Company; (3) the acquisition or retirement for value of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company; (4) Permitted Holdings Payments; or (5) any Restricted Payment designated by written notice to the Trustee as being made pursuant to this clause (5) which, when added together with all other Restricted Payments previously so designated, does not exceed $1,000,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section, (y) amounts expended pursuant to clauses (1), (2) (ii), (4) (to the extent such payments are made pursuant to clause (B) or (C) of the definition of Permitted Holdings Payment", but with respect to such clause (B), solely to the extent of any Permitted Holdings Payment made to permit Holdings to pay an expense specified therein that is an expense of Holdings and its Subsidiaries, but is not an expense of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP) and (5) as well as amounts expended pursuant to clause (ix) of the definition of "Permitted Investments" shall be included in such calculation and (z) amounts expended pursuant to clauses
(2)(i), (3) and (4) (except as aforesaid) shall be excluded from such calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

      SECTION 4.11. Limitation on Transactions with Affiliates.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions conducted in good faith, the terms of which are fair and reasonable to the Company or such Restricted Subsidiary and which are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $2,500,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consumma-tion thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

            (b) The foregoing restrictions shall not apply to (i) reasonable fees, compensation and out-of-pocket expenses paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture; (iii) the agreement between the Company and Donaldson, Lufkin & Jenrette Securities Corporation as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments and Permitted Investments permitted by this Indenture; and (v) any Permitted Holdings Payment.

      SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

      SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or relating to any property acquired by the Company or any of its Restricted Subsidiaries after the Issue Date, provided that such encumbrance or restriction exists of the time such property is acquired, relates only to the property which is acquired and was not incurred in connection with, or in anticipation or contemplation of, such acquisition; (5) agreements existing on the Issue Date (including, without limitation, the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date; (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); or (7) agreements restricting the sale or other disposition of any property securing Indebtedness which constitutes a Permitted Lien on such property.

      SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.

            The Company shall not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

      SECTION 4.15. Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Change of Control Payment Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in
Section 2.12. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.15. The Company's failure to comply with the covenants described in this paragraph shall constitute an Event of Default hereunder.

            (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) forward to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so ac-cepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

      SECTION 4.16. Limitation on Asset Sales.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 7S% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this provision) and is received at the time of such disposition or within 180 days thereafter; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt or Indebtedness of a Wholly Owned Restricted Subsidiary and, in the case of any Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii) (B). Subject to the last sentence of this paragraph, on the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii) (A), (iii) (B) or (iii) (C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii) (A), (iii)
(B) and (iii) (C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Proceeds Purchase Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

            The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $2,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $2,000,000, shall be applied as required pursuant to the preceding paragraph).

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a trans-action permitted under Section 5.01, the successor entity shall be deemed to have sold such portion, if any, of the properties and assets of the Company and its Restricted Subsidiaries not so transferred the fair market value of which exceeds the fair market value (as determined in good faith by the Company's Board of Directors) of the property and assets of such successor entity immediately prior to consummation of such transaction for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold as aforesaid shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

            Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to Section
      4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

            On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b) (1) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

      SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

            The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

      SECTION 4.18. Limitation on Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless, except in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Notes which shall not be permitted, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect as of the Issue Date;
(B) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing guarantees of Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (A) are no less favorable to the Holders and are no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

      SECTION 4.19. Limitation of Guarantees by Restricted Subsidiaries.

            The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than with respect to Permitted Indebtedness specified in clause (v), (vi), (vii) or (viii) of the definition thereof), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee") and (b) such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, and the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

            Notwithstanding the foregoing, any such Guarantee of the Notes by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

      SECTION 4.20. Limitation on Issuance of Shares of Restricted Subsidiaries.

            The Company shall not permit any of its Restricted Subsidiaries to issue shares of Capital Stock (other than director's qualifying shares) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that (i) if the issuing Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, the issuing Restricted Subsidiary may also simultaneously issue additional shares of Capital Stock of the same class to other shareholders of the issuing Restricted Subsidiary so long as such issuance will not reduce the percentage of Capital Stock of the issuing Restricted Subsidiary which was owned by the Company or its Restricted Subsidiaries immediately prior to such issuance; and (ii) a Restricted Subsidiary may issue Capital Stock to any Person to the extent that and subject to the conditions under which the Company or another Restricted Subsidiary of the Company holding the Capital Stock of such issuing Restricted Subsidiary would be permitted to sell, transfer or otherwise dispose of such Capital Stock in an Asset Sale pursuant to Section 4 16.

      SECTION 4.21. Conduct of Business.

            The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any businesses which are not the same as, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

      SECTION 4.22. Consummation of Acquisition.

            No provision of this Indenture shall prevent the Company or any Restricted Subsidiary thereof from consummating the Acquisition and the transactions contemplated thereby.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

      SECTION 5.01. Merger, Consolidation and Sale of Assets.

            (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person (other than the merger of a Wholly Owned Restricted Subsidiary of the Company into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person whether as an entirety or substantially as an entirety unless:

            (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation, partnership, limited liability company or business trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and, if applicable, the Registration Rights Agreement on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1) (B) (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional In-debtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

            (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1) (B) (y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

            (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            Notwithstanding the foregoing, this Section shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company) to change the state of incorporation of the Company and such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section.

            When a successor assumes all of the obligations of the Company under the Notes and this Indenture in a transaction permitted by this Section 5.01, the Company will be deemed to be released from those obligations.

      SECTION 5.02. Successor Corporation Substituted.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Com-pany in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default.

            Each of the following constitutes an "Event of Default":

            (1) failure to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 20 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

            (2) failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

            (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a failure to comply with Section 4.10, Section 4.12 or Section 5.01, which shall constitute Events of Default upon notice but without passage of time); or

            (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company or interest thereon, or the ac-celeration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness not paid at final stated maturity or which has been accelerated aggregates $2,000,000 or more at any time; or

            (5) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

            (6) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
      (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

            (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (8) the lenders under the Credit Agreement commence proceedings to foreclose upon any assets of the Company or any of its Restricted Subsidiaries as a result of a default with respect to Obligations of at least $2,000,000; or

            (9) any Guarantee ceases to be in full force and effect or any Guarantee is declared to be null and void and unenforceable or any Guarantee is found to be invalid or any guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantee in accordance with Section 4.19).

      SECTION 6.02. Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts or letters of credit outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

            (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

      SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal (other than principal due by reason of acceleration) of or interest on any Note as specified in clauses (l) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

      SECTION 6.05. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

      SECTION 6.06. Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (l) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

            (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

      SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (l) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue ,principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

      SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

      SECTION 7.01. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

      SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

      SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.04. Trustee's Disclaimer.

            The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

      SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

      SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

            The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

      SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, in-cluding reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants and counsel.

            The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

      SECTION 7.08. Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee in connection with the rights and duties hereunder prior to such replacement.

      SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

      SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA ss. ss. 310(a) (1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b) (1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b) (1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

      SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Notes.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.01. Termination of the Company's Obligations.

            The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, a notice of redemption to each Holder of the redemption of all of the Notes shall be given within one year under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the outstanding Notes, on the dates on which such payments are due and payable in accordance with the terms of this Indenture, to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

            (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

      SECTION 8.02. Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

            (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

            (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.21 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Persons other than the Company) or 6.01(7) (solely with respect to Persons other than the Company) shall not constitute Defaults or Events of Default.

      SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

            (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing (x) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or (y) insofar as Sections 6.01(6) and

      6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (other than the condition in clause (d)
      (y)); and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel substantially to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

      SECTION 8.04. Application of Trust Money.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.05. Repayment to the Company.

            Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

      SECTION 8.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01. Without Consent of Holders.

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

            (2) to comply with Article Five;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or

            (6) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

      SECTION 9.02. With Consent of Holders.

            (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder.

            (b) No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

            (1) reduce the amount of Notes whose Holders must consent to an amendment;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

            (6) amend, modify, change or waive any provision of this Section
      9.2;

            (7) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; or

            (8) modify Article Ten or the definitions used in Article Ten to adversely affect the Holders of the Notes in any material respect.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      SECTION 9.03. Effect on Senior Debt.

            No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten of this Indenture, without the consent of such holder.

      SECTION 9.04. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Notes shall, except as may otherwise be provided in any order of the SEC pursuant to TIA ss 304(d), comply with the TIA as then in effect.

      SECTION 9.05. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

      SECTION 9.06. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

      SECTION 9.07. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized or permitted pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                                  SUBORDINATION

      SECTION 10.01. Notes Subordinated to Senior Debt.

            The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes; provided however that the Indebtedness represented by the Notes shall cease to be so subordinate, junior and subject in right of payment upon any defeasance thereof in accordance with Article Eight.

      SECTION 10.02. No Payment on Notes in Certain Circumstances.

            (a) Unless Section 10.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, and such default shall not have ceased to exist or have been cured or waived by or on behalf of the holders of such Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight), by set-off or other wise, shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise, in each case, other than payments in Junior Securities. In addition, unless Section 10.03 shall be applicable, if any other event of default occurs and is continuing with respect to any Senior Debt, as such event of default is defined in the instrument creating or evidencing such Senior Debt, permitting the holders of such Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the Senior Debt gives notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight), by set-off or otherwise, with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise, in each case, other than payments in Junior Securities. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of the Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior

Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

      SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.

            (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character (other than payments by a trust previously established pursuant to Article Eight) is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise, other than payments or distributions in Junior Securities. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character (other than payments by a trust previously established pursuant to Article Eight), whether in cash, property or securities, other than payments or distributions in Junior Securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions of this Article Ten, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

            (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character (other than payments by a trust previously established pursuant to Article Eight), whether in cash, property or securities, other than in Junior Securities, shall be received by any Holder when such payment or distribution is prohibited by this
Section 10.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision thereof or to or for the holders of such Senior Debt.

            (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

      SECTION 10.04. Payments May Be Paid Prior to Dissolution.

            Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

      SECTION 10.05. Subrogation.

            Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

      SECTION 10.06. Obligations of the Company Unconditional.

            Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      SECTION 10.07. Notice to Trustee.

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this

Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
                     Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

      SECTION 10.09. Trustee's Relation to Senior Debt.

            The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

      SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of
                     the Company or Holders of Senior Debt.

            No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

      SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination
                     of Notes.

            Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right (but not the obligation) to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 10.12. This Article Ten Not To Prevent Events of Default.

            The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

      SECTION 10.13. Trustee's Compensation Not Prejudiced.

            Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

      SECTION 11.01. TIA Controls.

            Except as may otherwise be provided in any order of the SEC pursuant to TIA ss 304(d), if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 11.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Wilson Greatbatch, Ltd.
            10,000 Wehrle Drive
            Clarence, NY 14031
            Facsimile No.: 716-759-8579
            Attn: President

            with a copy to:

            Weil, Gotshal & Manges LLP
            7000 Louisiana, Suite 1600
            Houston, TX 77002
            Facsimile No.: 713-224-9511
            Attn: Steven D. Rubin, Esq.

            if to the Trustee:

            [               ]

            Facsimile No.: [             ]
            Attn: Corporate Trust Department

            Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when answered back, if telexed; when receipt is acknowledged, if faxed; and five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 11.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA ss 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss 312(c).

      SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

      SECTION 11.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

      SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 11.07. Legal Holidays,

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 11.08. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW ss 5-1401). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

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                                      -97 -


      SECTION 11.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 11.10. No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

      SECTION 11.11. Successors.

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 11.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

      SECTION 11.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        Issuer:

                                        WILSON GREATBATCH LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Trustee:

                                        [                       ],
                                          as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: